Bandag, Incorporated Stock Award Plan
Nonqualified Stock Option Award Agreement

     You have been selected to be a Participant in the Bandag, Incorporated Stock Award Plan (the "Plan"), as specified below:

     Participant:
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     Date of Grant:
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     Date of Expiration:
                           -----------------------------------------------------
     Number of Shares Covered by Option:
                                        ----------------------------------------
     Option Price:      [$FMV]
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     THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of a nonqualified stock option (the "Option") by Bandag, Incorporated, an Iowa corporation, to the Participant named above, pursuant to the provisions of the Plan.

     The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

     1. Grant of Stock Option. The Company hereby grants to the Participant an Option to purchase the number of shares of Class A common stock of the Company ("Shares") set forth above, at the stated Option Price, which is one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.


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     2. Exercise of Stock Option. Except as hereinafter provided, the
Participant may exercise the Option according to the following schedule with respect to each installment shown in the schedule on and after the vesting date applicable to such installment set forth below, provided that no exercise may occur subsequent to the close of business on the Date of Expiration.

         ---------------------------------------------------------------
                                 Number of
                               Shares Subject          Percentage of
                                 to Purchase          Option Which is
              Date              Upon Exercise       Exercisable Each Year
         ---------------------------------------------------------------

         _______________      __________________            20%
         _______________      __________________            20%
         _______________      __________________            20%
         _______________      __________________            20%
         _______________      __________________            20%

     The Option may be exercised in whole or in part, but not for less than one hundred (100) Shares at any one time, unless fewer than one hundred (100) Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

     3. Limitations on Exercise. The Participant must exercise all rights under this Agreement prior to the tenth anniversary of the Date of Grant (i.e., the Option will expire upon the tenth anniversary).

     4. Termination of Employment by Death. In the event the employment of the Participant is terminated by reason of death, the Option shall become immediately fully exercisable with respect to all of the Shares and shall remain exercisable at any time prior to the expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

     5. Termination of Employment by Disability or Retirement. In the event the employment of the Participant is terminated by reason of Disability (as defined in the Plan) or Retirement (as defined in the plan), the Option shall become immediately exercisable with respect to all of the Shares and shall remain exercisable at any time prior to the expiration date, or for three (3) years after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter, or three (3) years after the effective date of Retirement, whichever period is shorter, as the case may be.

     6. Termination of Employment for Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in Sections 4 and 5 herein, the Option, to the extent vested on the termination date, shall remain exercisable for three (3) months after the effective date of termination. The Committee, in its sole discretion, shall have the right to permit exercise of all or any portion of the unvested Option, and/or to immediately vest all or any portion of such Option, subject to such terms as the Committee, in its sole discretion, deems appropriate.


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     7. Change in Control. In the event of a Change in Control (as defined in the Plan), the Participant's right to exercise the Option shall immediately vest one hundred percent (100%) as of the first date that the definition of Change in Control has been fulfilled, and shall remain exercisable for the entire remaining term of the Option.

     8. Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, these Options shall be exercisable during the Participant's lifetime by only such Participant or such Participant's legal representative.

     9. Recapitalization. In the event there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of Shares, or otherwise, the Committee may make such adjustments to the Option that it deems necessary in order to prevent dilution or enlargement of the Participant's rights.

     10. Procedure for Exercise of Options. The Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of the Secretary of the Company. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of Shares being purchased; and (c) shall be accompanied by payment in full of the Option Price of the Shares to be purchased, except in the case of a cashless exercise as described below.

     The Option Price upon exercise of the Option shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); or (b) by tendering previously acquired shares of Class A Common Stock of the Company having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Class A Common Stock of the Company which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and (b).

     Subject to the establishment by the Committee of a procedure by which to complete a "cashless exercise," the Participant may exercise this Option pursuant to such "cashless exercise" procedure, as permitted under Federal Reserve Board's Regulation T, subject to securities law restrictions, or by any other means which the Committee, in its sole discretion, determines to be consistent with the Plan's purpose and applicable law.

     As promptly as practicable after receipt of written notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the Shares so purchased. The Share certificates shall be issued in the Participant's name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant's spouse). The Company shall maintain a record of all information pertaining to the Participant's rights under this Agreement, including the number of Shares for which the Option is exercisable. If the Option granted pursuant to this Agreement has been exercised in full, this Agreement shall be returned to the Company and canceled.


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     11. Deferral of Delivery of Shares. The Committee may, at its sole discretion, permit the Participant to defer his or her receipt of the Shares that would otherwise be delivered to the Participant by virtue of the exercise of his or her Option. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

     12. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Stock Plan Administrator during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     13. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.

     14. Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time. A transfer of the Participant's employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     15. Miscellaneous.

          (a) This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Option, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

          (b) The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any exercise of the Participant's rights under this Agreement.


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     The Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable and in writing, and shall be signed by the Participant in advance of the day that the transaction becomes taxable.

          (c) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

          (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (e) All obligations of the Company under the Plan and this Agreement, with respect to the Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

          (g) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa.

          Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing the following representation:

                            Agreement to Participate

          By signing a copy of this Agreement and returning it to the Secretary of the Company, I agree to participate in the Plan, subject to all of the provisions contained therein. I understand that my right to exercise the Option is conditioned upon my continued employment with the Company unless otherwise specified herein. I further understand that a copy of the Plan will be made available to me upon request to the Secretary of the Company.

                                                   -----------------------
                                                      Participant

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